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                                                                       EXHIBIT 1














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                          AMCAST INDUSTRIAL CORPORATION

                                       AND

              FIRST CHICAGO TRUST COMPANY OF NEW YORK, RIGHTS AGENT


                                   AMENDED AND
                            RESTATED RIGHTS AGREEMENT


                                   Dated as of

                                February 24, 1998



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                                TABLE OF CONTENTS
                                -----------------


                                                                                                Page
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
         Section 1.  Certain Definitions...........................................................1
         Section 2.  Appointment of Rights Agent...................................................4
         Section 3.  Issuance of Right Certificates................................................4
         Section 4.  Form of Rights Certificates...................................................6
         Section 5.  Countersignature and Registration.............................................7
         Section 6.  Transfer, Split Up, Combination and Exchange of Rights Certificates;
                        Mutilated, Destroyed, Lost or Stolen Rights Certificates...................7
         Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.................8
         Section 8.  Cancellation and Destruction of Rights Certificates..........................10
         Section 9.  Reservation and Availability of Shares.......................................10
         Section 10.  Preferred Share Record Date.................................................12
         Section 11.  Adjustment of Purchase Price, Exercise Price, Number and Type of
                          Shares and Number of Rights.............................................12
         Section 12.  Certificates of Adjustment..................................................18
         Section 13.  Fractional Rights and Fractional Shares.....................................18
         Section 14.  Rights of Action............................................................19
         Section 15.  Agreement of Rights Holders.................................................19
         Section 16.  Rights Certificate Holder Not Deemed a Shareholder..........................20
         Section 17.  Concerning the Rights Agent.................................................20
         Section 18.  Merger or Consolidation or Change of Name of Rights Agent...................20
         Section 19.  Duties of Rights Agent......................................................21
         Section 20.  Change of Rights Agent......................................................23
         Section 21.  Issuance of New Rights Certificates.........................................24
         Section 22.  Redemption..................................................................24
         Section 23.  Notice of Certain Events....................................................24
         Section 24.  Notices.....................................................................25
         Section 25.  Supplements and Amendments..................................................26
         Section 26.  Successors..................................................................26
         Section 27.  Determinations and Actions by the Board of Directors........................26
         Section 28.  Benefits of this Agreement..................................................27
         Section 29.  Governing Law...............................................................27
         Section 30.  Counterparts................................................................27
         Section 31.  Descriptive Headings........................................................27
         Section 32.  Severability................................................................27

Exhibit A
         Form of Rights Certificate..............................................................A-1
         Form of Assignment......................................................................A-4
         Form of Election to Purchase............................................................A-6

Exhibit B
         Summary of Rights.......................................................................B-1



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                                   AMENDED AND
                            RESTATED RIGHTS AGREEMENT

         This AMENDED AND RESTATED RIGHTS AGREEMENT (the "Agreement") is entered into as of February 24, 1998, between AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "COMPANY"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York corporation (the "RIGHTS AGENT"), under the following circumstances:

                  A. The Company and Bank One, Indianapolis, N.A., as Rights Agent (the "PRIOR AGENT"), entered into a Rights Agreement dated as of February 24, 1988 (the "PRIOR AGREEMENT").

                  B. The Board of Directors of the Company authorized and declared a dividend consisting of one right (a "RIGHT") for each Common Share, without par value, of the Company outstanding on February 25, 1988 (the "RECORD DATE"), and authorized the issuance of one Right in respect of each Common Share of the Company issued between the Record Date and the earlier of the occurrence of a Share Acquisition Date, the Expiration Date, or the Final Expiration Date (as such terms hereinafter are defined), including Common Shares that were treasury shares as of the Record Date and subsequently become outstanding. Each Right initially represented the right to purchase one one-hundredth of a Series A Preferred Share, without par value, of the Company.

                  C. The Rights Agent is the successor to the Prior Agent as rights agent under the Prior Agreement. The Company and the Rights Agent are entering into this Amended and Restated Rights Agreement for the purpose of amending and restating the Prior Agreement in its entirety.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree that the Prior Agreement is amended and restated to read as follows:

         Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "ACQUIRING PERSON" means any Person that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding; provided, however, that,
(i) an Acquiring Person shall not include the Company, any Subsidiary, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary, or any Person organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan; (ii) a Person shall not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of


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Common Shares outstanding, unless subsequent to such reduction such Person, or any Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split, or similar transaction effected by the Company in which all shareholders are treated equally; and (iii) a Person shall not be deemed to be an Acquiring Person if the Person becomes the Beneficial Owner of more than 15% of the Common Shares inadvertently and, as soon as practicable after the Person learns about such beneficial ownership, divests a sufficient number of Common Shares so that the Person ceases to be the Beneficial Owner of more than 15% of the Common Shares.

         (b) "AFFILIATE" and "ASSOCIATE" have the respective meanings given them in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

         (c) A Person is deemed to be the "BENEFICIAL OWNER" of, and is deemed to "BENEFICIALLY OWN," any securities:

                  (i) which such Person, or any of such Person's Affiliates or Associates, beneficially owns, directly or indirectly;

                  (ii) which such Person, or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing), upon the exercise of any conversion right, exchange right, other right, warrant, or option, or otherwise, except that a Person is not deemed to be the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender offer or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) securities issuable upon exercise of Rights;

                  (iii) which such Person, or any of such Person's Affiliates or Associates, has the right, directly or indirectly, to vote or dispose of pursuant to any agreement, arrangement, or understanding (whether or not in writing), except that a Person is not deemed to be the Beneficial Owner of, or to "beneficially own," any security under this subparagraph (iii) if the agreement, arrangement, or understanding to vote such security (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iv) which are beneficially owned, directly or indirectly, by any other Person with whom or which such Person, or any of such Person's Affiliates or Associates, has any agreement, arrangement, or understanding (whether or not in writing) for the purpose of


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         acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (c)), or disposing of any securities of the Company.

Notwithstanding the foregoing, (x) a Person shall not be deemed to be the Beneficial Owner of, or to "beneficially own," any security if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act, and (y) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in an underwriting syndicate pursuant to an agreement to which the Company is a party until expiration of 40 calendar days after the date on which such securities are acquired.

         (d) "BUSINESS DAY" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

         (e) "CLOSE OF BUSINESS" on any given date means 5:00 P.M., Dayton, Ohio, time, on such date; provided, however, that if such date is not a Business Day, "close of business" means 5:00 p.m., Dayton, Ohio, time, on the next succeeding Business Day.

         (f) "COMMON SHARES" means the Common Shares, without par value, of the Company and any shares other than Common Shares issued in a subdivision, combination, or reclassification of the Common Shares, for which an adjustment is made under Section 11(a)(i).

         (g) "DISTRIBUTION DATE" has the meaning set forth in Section 3.

         (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (i) "EXERCISE PRICE" means the exercise price per share set forth in
Section 11(a)(ii).

         (j) "EXPIRATION DATE" has the meaning set forth in Section 7(a).

         (k) "FINAL EXPIRATION" has the meaning set forth in Section 7(a).

         (l)  "FLIP-IN EVENT" means an event described in Section 11(a)(ii).

         (m) "ISSUANCE" includes the issuance of authorized but unissued shares and the transfer of treasury shares.

         (n)  "MARKET PRICE" has the meaning set forth in Section 11(d)

         (o)  "NYSE" means New York Stock Exchange, Inc.



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         (p) "PERSON" means any individual, corporation, business trust, partnership or other organization.

         (q) "PREFERRED SHARES" means Series A Preferred Shares, without par value, of the Company with the express terms set forth in the Company's Amended Articles of Incorporation, as in effect on the date of this Agreement.

         (r) "PURCHASE PRICE" means the purchase price per share set forth in
Section 7(b).

         (s) "RECORD DATE" means February 25, 1988.

         (t) "REDEMPTION PRICE" has the meaning set forth in Section 22(a).

         (u) "RIGHTS CERTIFICATE" has the meaning set forth in Section 3(a).

         (v) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (w) "SHARE ACQUISITION DATE" means the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) that a Person has become an Acquiring Person.

         (x) "SUBSIDIARY" of a Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or other equity interests is owned, directly or indirectly, by the Company.

         (y) "SUMMARY OF RIGHTS" has the meaning set forth in Section 3(b).

         (z) "TRADING DAY" means a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the National Association of Securities Dealers Inc. and the NYSE governing transfer agents and registrars. The Company from time to time may appoint such co-Rights Agents as it may deem necessary or desirable. Any actions that may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such co-Rights Agent.


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         Section 3. ISSUANCE OF RIGHT CERTIFICATES. (a) Until the close of business on (i) the 20th calendar day after the occurrence of a Share Acquisition Date, or (ii) any earlier date designated by the Board of Directors of the Company (the earlier of these dates being referred to herein as the "DISTRIBUTION DATE"), the Rights shall be evidenced (subject to the provisions of Section 3(c)) by the certificates for Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares also shall be deemed to be Rights certificates) and not by separate Rights certificates, and the Rights shall be transferable only in connection with the transfer of the Common Shares on the transfer books of the Company maintained by the Company or its appointed transfer agent. As soon as practicable after the Distribution Date, the Rights Agent shall send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date at the address of such holder shown on the records of the Company, a Right certificate, in substantially the form of EXHIBIT A hereto ("RIGHTS CERTIFICATE"), evidencing one Right for each Common Share held of record as of the close of business on the Distribution Date. As of the close of business on the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.

         (b) The Company shall make a copy of a Summary of Rights, in substantially the form attached hereto as EXHIBIT B (the "SUMMARY OF RIGHTS"), available to each record holder of Common Shares who from time to time may request such summary.

         (c) Until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights shall be evidenced by the certificates for the associated Common Shares, and the registered holders of the Common Shares also shall be the registered holders of the associated Rights. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any of the certificates for outstanding Common Shares with respect to which Rights have been issued also shall constitute the surrender for transfer of the Rights associated with the Common Shares represented by such certificate.

         (d) Rights shall be issued with respect to all Common Shares which are issued (whether originally issued or transferred from the Company's treasury) after the Record Date but prior to the earlier of a Share Acquisition Date, the Expiration Date or the Final Expiration Date. In addition, in connection with the issuance or sale of Common Shares after the Distribution Date and prior to the earlier of the Expiration Date or the Final Expiration Date, the Company (i) shall, with respect to Common Shares issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities thereafter issued by the Company, and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue the appropriate number of Rights (and issue one or more Rights Certificate representing the Rights so issued) in connection with such issuance or sale; provided, however, that (x) no such Rights shall be issued if, and to the extent that, the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights would be issued, and (y) no such Rights shall be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance of such Rights. Certificates representing


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Common Shares issued or transferred after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date shall bear the following legend (or the equivalent legend required by the Prior Agreement):

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement between Amcast Industrial Corporation and the Rights Agent, as amended from time to time (the "Restated Rights Agreement"), the terms of which are hereby incorporated in this certificate by reference and a copy of which is on file at the principal executive offices of Amcast Industrial Corporation. Under certain circumstances, as set forth in the Restated Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Amcast Industrial Corporation will mail to the holder of this certificate a copy of the Restated Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights that are or were beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Restated Rights Agreement) and any subsequent holder of such Rights may become null and void.

Until the Distribution Date, the Rights associated with the Common Shares represented by certificates containing the foregoing legend (or the equivalent legend required by the Prior Agreement) shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate also shall constitute the surrender for transfer of the Rights associated with the Common Shares represented by such certificate.

         Section 4. FORM OF RIGHTS CERTIFICATES. (a) Each Rights Certificate (and the forms of assignment and of election to purchase shares to be printed on the reverse of the Rights Certificate) shall be substantially the same as EXHIBIT A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement; as may be required to comply with any applicable law, with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Rights from time to time may be listed or of any association on which the Rights from time to time may be authorized for quotation; or to conform to usage. Subject to the provisions of Section 21, the Rights Certificates, whenever issued, shall be dated as of the Record Date and, on their face, shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the Purchase Price; subject, however, to adjustment as provided in this Agreement (including, without limitation, as provided in Section 11(a)).

         (b) Notwithstanding any other provisions of this Agreement, any Rights Certificate issued pursuant to Section 3 or Section 21 that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the


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Acquiring Person became an Acquiring Person, or (iii) a transferee of an
Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person's becoming an Acquiring Person and that either (A) holds an equity interest in such Acquiring Person (or any such Associate or Affiliate) or has any continuing agreement, arrangement or understanding with such Acquiring Person (or any such Associate or Affiliate) regarding the transferred Rights or (B) receives such Rights pursuant to a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of Section 7(e), any Rights Certificate issued at any time to any nominee of an Acquiring Person, of any Associate or Affiliate of an Acquiring Person, or of any such transferee, and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall bear the following legend:

         The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

         Section 5. COUNTERSIGNATURE AND REGISTRATION. (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Rights Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates nevertheless may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the date such Rights Certificate is signed, is a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept books for registration and transfer of the Rights Certificates. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.



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         Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS
CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES. (a) Subject to the provisions of Section 4(b), Section 7(e), and Section 13, any Rights Certificate may, at any time after the close of business on the Distribution Date and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates entitling the registered holder to purchase the same number of Preferred Shares (or other securities) as the Rights Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent or such other office as the Rights Agent may designate from time to time for that purpose. Neither the Rights Agent nor the Company shall be obligated to take any action with respect to the transfer of any such surrendered Rights Certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and has provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner, or the Affiliates or Associates of the Beneficial Owner or former Beneficial Owner, as the Company reasonably has requested. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 13, countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and, in case of the loss, theft, or destruction of a Rights Certificate, of indemnity or security reasonably satisfactory to them and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and, in case of the mutilation of a Rights Certificate, upon surrender to the Rights Agent and cancellation of the mutilated Rights Certificate, the Company shall make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its principal office or such other office as the Rights Agent may designate from time to time for that purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a Preferred Share (or Common Shares or other securities) as to which such surrendered Rights are being exercised, at or prior to the close of business on the earlier of (i) February 23, 2008 (the


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



"FINAL EXPIRATION DATE"), or (ii) the date on which the Rights are redeemed as provided in Section 22 (such earlier date being referred to herein as the "EXPIRATION DATE").

         (b) Each Right initially shall represent the right to purchase one one-hundredth of a Preferred Share, subject to adjustment as provided in Section 11, for a purchase price (the "PURCHASE PRICE") of ONE HUNDRED DOLLARS ($100.00), subject to adjustment from time to time as provided in Section 11. The Purchase Price shall be payable in lawful money of the United States of America in accordance with Section 7(c).

         (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed with signature guaranteed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased and an amount equal to any applicable transfer tax, in cash or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 19(k), promptly (i) requisition from any transfer agent for the Preferred Shares (or make available, if the Rights Agent is the transfer agent for the Preferred Shares) certificates for the total number of one one-hundredths of a Preferred Share to be purchased, and the Company shall comply with, and hereby irrevocably authorizes and directs such transfer agent to comply with, all such requests, (ii) as provided in
Section 13(b), at the election of the Company, cause depository receipts and/or cash in lieu of fractional shares to be issued (in which event, the Company hereby authorizes and directs such transfer agent to deposit with the depository agent certificates for the Preferred Shares (or other securities) represented by such receipts), (iii) when appropriate, requisition from the Company's transfer agent certificates for the total number of Common Shares (or other securities) to be purchased in accordance with Section 11(a)(ii), and the Company hereby authorizes and directs its transfer agent to comply with all such requests, (iv) when appropriate, requisition from the Company the amount of cash to be paid in accordance with Section 11(a)(iii) or in lieu of the issuance of fractional shares in accordance with Section 13, (v) promptly after the receipt of such certificates or depository receipts, cause them to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (vi) when appropriate, promptly after receipt, deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event the Company is obligated to issue Preferred Shares (or Common Shares or other securities) or to pay cash pursuant to Section 11(a)(iii) or Section 13, the Company shall make all arrangements necessary so that such Preferred Shares (or Common Shares or other securities) and cash are available for issuance and payment by the Rights Agent, as and when appropriate.

         (d) In case the registered holder of any Rights Certificate exercises less than all of the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assign, subject to the provisions of Section 13.

         (e) Notwithstanding anything in this Agreement to the contrary, any Rights that are or were at any time on or after the earlier of the Distribution Date or the date on which any Person


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



becomes an Acquiring Person beneficially owned by (i) the Acquiring Person or any Associate or Affiliate of the Acquiring Person, (ii) a transferee of the Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became an Acquiring Person, or (iii) a transferee of the Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and who either (A) holds an equity interest in such Acquiring Person (or any such Associate or Affiliate) or has any continuing agreement, arrangement or understanding with such Acquiring Person (or any such Associate or Affiliate) regarding the transferred Rights or (B) receives such Rights pursuant to a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void when such Person becomes an Acquiring Person, and no holder of such Rights shall have any right with respect to such Rights under any provision of this Agreement from and after the time such Person becomes an Acquiring Person. The Company shall use all reasonable efforts to assure that the provisions of this Section 7(e) and of Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure properly to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees in accordance with this Section 7(e).

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder has (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner, or the Affiliates or Associates of the Beneficial Owner or former Beneficial Owner, as the Company reasonably may request.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange, if surrendered to the Company or to any of its agents, shall be delivered to the Rights Agent for cancellation or in cancelled form or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Rights Certificate purchased or acquired by the Company otherwise than upon the exercise of the Rights Certificate. The Rights Agent shall deliver all cancelled Rights Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Rights Certificates and deliver a certificate of destruction thereof to the Company.

         Section 9. RESERVATION AND AVAILABILITY OF SHARES. (a) The Company shall cause to be reserved and kept available out of the Preferred Shares that have been authorized by the Company's shareholders but are unissued, or that are held in the Company's treasury, a number of the Preferred Shares that shall be sufficient to permit the exercise in full of all of the outstanding Rights.

         (b) The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Shares (or Common Shares or other securities) reserved for issuance upon exercise of the Rights to be listed on the NYSE or such other exchange on which the Common Shares then may be listed upon official notice of issuance or, if the Common Shares are not then listed on an exchange, to cause transactions in Preferred Shares (or Common Shares or other securities) to be quoted in The Nasdaq Stock Market.

         (c) The Company shall (i) prepare and file, as soon as practicable following the occurrence of a Share Acquisition Date, a registration statement under the Securities Act on an appropriate form with respect to the Rights and the Preferred Shares (or Common Shares or other securities) purchasable upon exercise of the Rights, (ii) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing, and
(iii) use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the exercise of all of the Rights, the Expiration Date or the Final Expiration Date. The Company also shall take such action as may be appropriate to comply with the securities laws of each state in which holders of the Rights reside. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement and notice to the Rights Agent stating that the exercisability of the Rights has been suspended temporarily, and the Company shall issue a further public announcement and notice to the Rights Agent at such time as the suspension no longer is in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction in which any requisite registration or qualification has not been obtained or any requisite notice of exemption has not been filed.

         (d) The Company shall take all such action as may be necessary to assure that all Preferred Shares (or Common Shares or other securities) delivered upon exercise of Rights are, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price or the Exercise Price, as the case may be), duly and validly authorized and issued, fully paid and nonassessable, freely tradeable, free and clear of any liens, encumbrances or other adverse claims, and not subject to any rights of call or first refusal.

         (e) The Company shall pay, when due and payable, any and all federal and state transfer taxes and charges that may be payable in respect of the issuance, delivery, or transfer of the Rights Certificates or of any Preferred Shares (or Common Shares or other securities) upon exercise of the Rights. The Company shall not, however, be required (i) to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or any issuance, delivery, or transfer of certificates for the Preferred Shares (or Common Shares or other securities) in a name other than that of, the registered holder of the Rights Certificate evidencing the Rights surrendered for exercise, or (ii) to issue or deliver any certificates for Preferred Shares (or Common Shares or other securities) upon the exercise of any Rights until any such tax has been paid or until it has been established to the Company's satisfaction that no such tax is due. Any such tax shall be paid by the holder of such Rights Certificate at the time of surrender.

         Section 10. PREFERRED SHARE RECORD DATE. Each Person in whose name any certificate for Preferred Shares (or Common Shares or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Shares (or Common Shares or other securities) represented by such certificate on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (or Exercise Price, as the case may be) and any applicable transfer tax was made. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. ADJUSTMENT OF PURCHASE PRICE, EXERCISE PRICE, NUMBER AND TYPE OF SHARES AND NUMBER OF RIGHTS. The Purchase Price and the Exercise Price, the number and type of shares covered by each of the Rights, and the number of Rights outstanding is subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company at any time after the date of this Agreement (A) declares a dividend on the Common Shares payable in Common Shares, (B) subdivides or splits the outstanding Common Shares,
         (C) combines or consolidates the outstanding Common Shares into a smaller number of shares or effects a reverse split of the Common Shares, or (D) issues any shares other than Common Shares in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, and in each such event, the Purchase Price and the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation, reverse split or reclassification, shall be adjusted proportionately (except as otherwise provided in this Section 11(a) and Section 7(e)) so that the holder of any Rights exercised after such time shall be required to pay the same aggregate Purchase Price or Exercise Price, as the case may be, as such holder would be required to pay if such Rights had been exercised immediately prior to such date, and the number of one one-hundredths of a Preferred Share or the number and kind of Common Shares or other securities, as the case may be, issuable on such date shall be adjusted proportionately (except as otherwise provided in this Section 11(a) and Section 7(e)) so that such holder would be entitled to receive the same aggregate number of one one-hundredths of a Preferred Share or the same number and kind of Common Shares or other securities, as the case may be, that such holder would have owned and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation, reverse split or reclassification if such Rights had been exercised immediately prior to such date. If an event occurs that would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) In the event that a Share Acquisition Date occurs (a "FLIP-IN EVENT"), proper provision shall be made so that, from and after the close of business on the 20th calendar day after such Flip-in Event occurs, each holder of a Right (except as provided in Section 7(e)) thereafter shall have the right to receive, upon exercise of each Right held by such holder in accordance with the terms of this Agreement, one Common Share for a purchase price (the "EXERCISE PRICE") of ONE DOLLAR ($1.00) per Common Share. The number of such Common Shares and the Exercise Price shall be subject to adjustment as provided in this Section 11.

                  (iii) In the event that the Company has insufficient unreserved authorized but unissued Common Shares and Common Shares held in the Company's treasury to permit the exercise in full of all of the outstanding Rights in accordance with paragraph (ii) of this Section 11(a), the Company shall (A) determine the excess ("SPREAD") of (x) the value of the Common Shares issuable upon the exercise of a Right (the "CURRENT VALUE") over (y) the Exercise Price and (B) with respect to each Right, make adequate provision to substitute for the Common Shares issuable upon exercise of the Right, upon payment of the applicable Exercise Price: (1) cash, (2) a reduction in the Exercise Price, (3) Common Shares or other equity securities of the Company (including, without limitation, preferred shares, or fractions of preferred shares, which the Board of Directors of the Company, based on the advice of a nationally recognized investment banking firm, deems to be substantially the economic equivalent of the Common Shares ("COMMON SHARE EQUIVALENTS")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value (determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors) equal to the Current Value; provided, however, that if the Company has not made adequate provisions pursuant to clause (B) above within 30 days following the first to occur of a Flip-In Event or the date on which the Company's right of redemption pursuant to Section 22(a) expires, then the Company shall deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, Common Shares (to the extent available) and then, if necessary, cash, which in the aggregate are equal to the Spread. If the Board of Directors of the Company determines in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, such 30-day period may be extended to the extent necessary (but not by more than 60 days) in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, hereinafter is referred to as the "SUBSTITUTION PERIOD"). To the extend that the Company determines that some action should be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide (subject to Section 7(e)) that such action shall apply uniformly to all outstanding Rights, and
         (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall make a public announcement stating that the exercisability of the Rights temporarily has been suspended and shall make another public announcement at such time as the suspension no longer is in effect. For purposes of this Section 11(a)(iii), the value of a Common Share shall be the market price on the date of the first occurrence of the Flip-In Event determined in accordance with Section 11(d), and the value of any "common share equivalent" shall be deemed to have the same value as a Common Share on such date.

         (b) If the Company fixes a record date for the issuance of rights or warrants to all holders of Common Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Shares (or shares having the same rights, privileges and preferences as the Common Shares ("EQUIVALENT COMMON SHARES") or securities convertible into Common Shares or equivalent Common Shares at a price per Common Share or per equivalent Common Share (or having a conversion price per share, if a security convertible into Common Shares or equivalent Common Shares) less than the market price (determined in accordance with Section 11(d)) per Common Share on such record date, the Purchase Price and the Exercise Price to be in effect after such record date shall be determined by multiplying the Purchase Price and the Exercise Price in effect immediately prior to such record date, respectively, by a fraction the numerator of which is the number of Common Shares outstanding on such record date, plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent Common Shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such market price, and the denominator of which is the number of Common Shares outstanding on such record date, plus the number of additional Common Shares or equivalent Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered initially are convertible). If any part of such subscription price may be paid in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and, in the event such rights or warrants are not so issued, the Purchase Price and the Exercise Price shall be adjusted, respectively, to be the Purchase Price and the Exercise Price that would then be in effect if such record date had not been fixed.

         (c) If the Company fixes a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend paid out of the Company's earnings or retained earnings), other assets (other than a dividend payable in Common Shares, but including any dividend payable in shares other than Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price and the Exercise Price to be in effect after such record date shall be determined by multiplying the Purchase Price and the Exercise Price in effect immediately prior to such record date, respectively, by a fraction the numerator of which is the market price (determined in accordance with Section 11(d)) per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, other assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share, and the denominator of which shall be such market price determined in accordance with Section 11(d)) per Common Share. Such adjustments shall be made successively whenever such a record date is fixed, and, in the event such distribution is not so made, the Purchase Price and the Exercise Price shall be adjusted, respectively, to be the Purchase Price and the Exercise Price that would then be in effect if such record date had not been fixed.

         (d) For purposes of any computation under this Agreement (other than a computation pursuant to Section 11(a)(iii)), the "market price" of a Preferred Share or a Common Share on any date of determination shall be deemed to be the average of the daily closing prices per share for the 30 consecutive Trading Days immediately prior to such date and, for purposes of any computation under
Section 11(a)(iii), the "market price" of a Common Share shall be deemed to be the average of the daily closing prices per share for the 10 consecutive Trading Days immediately following such event; provided, however, that, in the event the "market price" of a Preferred Share or a Common Share is determined during a period commencing with the announcement by the issuer of such Common Shares of
(A) a dividend or distribution on such Common Shares or Preferred Shares payable in Common Shares or securities convertible into Common Shares (other than the Rights) or (B) any subdivision, split, combination, consolidation, reverse stock split or reclassification of such shares and ending 30 Trading Days after the ex- dividend date for such dividend or distribution or the record date for such subdivision, split, combination, consolidation, reverse stock split or reclassification, the "market price" shall, in each such case, be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to shares listed or admitted to trading on the NYSE or, if such shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to shares listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if no sale price is quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or any such other system then in use or, if on any such date such shares are not reported by The Nasdaq Stock Market or such other system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors of the Company. If, on any such date, no market maker is making a market in such shares, the closing price on such date shall be the value of such share on such date as determined in good faith by the Board of Directors, and any such determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. If such shares are not publicly held or not so listed or traded, "market price" per share shall mean the value per share as determined in good faith by the Board of Directors, and such determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (e) No adjustment in the Purchase Price or the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price or the Exercise Price; provided, however, that any adjustments that, by reason of this Section 11(e) are not required to be made, shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that, in any event, any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment, and (ii) the Expiration Date. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Preferred Share or a Common Share, as the case may be.

         (f) If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right exercised after such adjustment becomes entitled to receive upon exercise of such Right any shares of the Company other than Preferred Shares or Common Shares, the number of such other shares so receivable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares and Common Shares contained in this Section 11, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares and/or the Common Shares shall apply on like terms to any such other shares.

         (g) Each Right originally issued by the Company subsequent to any adjustment made to the Purchase Price and/or the Exercise Price shall evidence the right to purchase, at the adjusted Purchase Price and (at the close of business on the 20th calendar day following the occurrence of a Share Acquisition Date) the adjusted Exercise Price, the number of one one-hundredths of a Preferred Share (or Common Shares or other securities) purchasable from time to time upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

         (h) Unless the Company has exercised the election provided in Section 11(i), upon each adjustment of the Purchase Price and the Exercise Price pursuant to Section 11(b) or Section 11(c) following the Share Acquisition Date, each of the Rights outstanding immediately prior to the making of such adjustment thereafter shall evidence the right to purchase, at the adjusted Purchase Price or the adjusted Exercise Price, as the case may be, that number of one one-hundredths of a Preferred Share or that number of Common Shares (calculated to the nearest ten- thousandth) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred

Share or the number of Common Shares purchasable upon exercise of a Right immediately prior to this adjustment by (y) the Purchase Price or the Exercise Price, respectively, in effect immediately prior to such adjustment, and (ii) dividing the product so obtained by the Purchase Price or the Exercise Price, respectively, in effect immediately after such adjustment.

         (i) The Company may elect, on or after the date of any adjustment of the Purchase Price and the Exercise Price, to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a Preferred Share (or the number of Common Shares or other securities) purchasable upon the exercise of a Right. Each Right outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share (or the number of Common Shares or other securities) for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price and the Exercise Price, respectively, in effect immediately prior to the adjustment by the Purchase Price and the Exercise Price, respectively, in effect immediately after the adjustment. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if then known, the amount of the adjustment. The record date may be the date on which the Purchase Price and the Exercise Price are adjusted or any day thereafter, as determined by the Board of Directors, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, the Company shall, upon each adjustment of the number of Rights pursuant to this Section 11(i) and as promptly as practicable, cause to be distributed to the record holders of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 13, the additional Rights to which such holders are entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Rights Certificates so distributed shall be issued, executed and countersigned in the manner provided for in this Agreement (and may set forth, at the option of the Company, the adjusted Purchase Price and the adjusted Exercise Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (j) Notwithstanding any adjustment or change in the Purchase Price and the Exercise Price or the number of one one-hundredths of a Preferred Share (or number of Common Shares or other securities) issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the Exercise Price and the number of one one-hundredths of a Preferred Share (and number of Common Shares) that were set forth in the initial Rights Certificates issued under this Agreement.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price or the Exercise Price below the then stated capital, if any, of one one-hundredth of a Preferred

Share or of a Common Share, respectively, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares (or Common Shares or other securities) at such adjusted Purchase Price or such adjusted Exercise Price, respectively.

         (1) If this Section 11 requires that an adjustment in the Purchase Price and the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuance to the holder of any Rights exercised after such record date of the Preferred Shares (or Common Shares or other securities) or fractions thereof, if any, issuable upon such exercise over and above the Preferred Shares (or Common Shares or other securities) or fractions thereof issuable upon such exercise on the basis of the Purchase Price or the Exercise Price, as the case may be, in effect prior to such adjustment, except that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Preferred Shares (or Common Shares or other securities), or fractions thereof, upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reduction in the Purchase Price and the Exercise Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that the Board of Directors of the Company in its discretion determines to be advisable.

         Section 12. CERTIFICATES OF ADJUSTMENT. Whenever an adjustment is made as provided in Section 11, the Company promptly shall: (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 24; provided, however, that the failure of the Company to give any such notice shall not affect the validity or the force or effect of, or the requirement for, such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained in such certificate. Any adjustment made pursuant to Section 11 of this Agreement shall be effective as of the date of the event giving rise to such adjustment.

         Section 13. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of a Right or to distribute Rights Certificates that evidence fractional Rights (i.e., rights to acquire less than one one-hundredth of a Preferred Share). If the Company determines not to issue such fractional Rights then, in lieu of such fractional Rights, the Company shall pay to the record holders of the Rights Certificates with regard to which such fractional Rights otherwise would be issuable an amount in cash equal to the same fraction of the market price of a whole Right. For purposes of this
Section 13(a), the market price of a Right shall be determined in the same manner as the market price of a Preferred Share or a Common Share is determined pursuant to Section 11(d).

         (b) The Company shall not be required to issue fractions of a Preferred Share (or Common Shares or other securities) upon exercise of the Rights or to distribute certificates that evidence fractional Preferred Shares (or Common Shares or other securities), other than fractional Preferred Shares that are integral multiples of one one-hundredths of a Preferred Share. In lieu of issuing fractions of Preferred Shares, the Company, at its election, may issue depository receipts evidencing fractions of Preferred Shares pursuant to an appropriate agreement between the Company and a depository selected by the Company; provided, however, that any such agreement shall provide that the holders of such depository receipts shall have all of the rights, privileges and preferences to which they would be entitled as beneficial owners of the Preferred Shares. If the Company does not issue fractional shares or depository receipts in lieu of fractional shares, the Company shall pay to the registered holders of Rights Certificates at the time such Rights Certificates are exercised an amount in cash equal to the same fraction of the market price of a Preferred Share (or of a Common Share or other securities, as the case may be) on the date of exercise. For purposes of this Section 14(b), the market price of a Preferred Share (or a Common Share or other securities) shall be determined in accordance with Section 11(d).

         (c) The holder of a Right, by the acceptance of such Right, expressly waives such holder's right to receive any fractional Right or any fractional Preferred Shares (other than fractions of Preferred Shares which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of a Right.

         Section 14. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective holders of record of the Rights, and any holder of record of a Right, without the consent of the Rights Agent or of the holder of any other Rights, may, in such holder's own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such holder's rights under this Agreement and any Rights Certificates of which such holder is the record holder. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         Section 15. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right, by accepting the Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will not be evidenced by a Rights Certificate and will be transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Rights Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent or such other office as the Rights Agent may designate from time to time for that purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and

         (c) subject to Section 6(a), Section 7(e) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner of such Rights Certificate and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

         Section 16. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of Preferred Shares (or Common Shares or other securities) that at any time may be issuable on the exercise of the Rights represented thereby, nor shall anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote in the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in Section 23), to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions of this Agreement.

         Section 17. CONCERNING THE RIGHTS AGENT. (a) The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time on demand of the Rights Agent, shall reimburse the Rights Agent for, or shall pay, its reasonable expenses and counsel fees and other disbursements incurred by the Rights Agent in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The Company also shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent as a result of anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Preferred Shares or Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, if necessary, verified or acknowledged by the proper Person or Persons.

         Section 18. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.
(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, provided such corporation is eligible for appointment as a successor Rights Agent under the provisions of Section 20. If, at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor so countersigned; if at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         (b) If, at any time, the name of the Rights Agent is changed and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; in case at that time any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and, in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         Section 19. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights, by their acceptance of the Rights, shall be bound:

                  (a) The Rights Agent may consult with legal counsel, and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, regardless of whether such counsel is also counsel to the Company.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or the determination of the market price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect of such fact or matter is specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable under this Agreement only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify such statements or recitals, but all such statements and recitals (except its countersignature thereof) are and shall be deemed to have been made only by the Company.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature of the Rights Certificate), nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate, nor shall it be responsible for any adjustment required under the provisions of Section 11 or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment), nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares or Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent to carry out or perform the provisions of this Agreement.

                  (g) The Rights Agent shall accept instructions with respect to the performance of its duties under this Agreement from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and shall apply to such officers for advice or instructions in connection with its duties, and the Rights Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with any such instructions.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company; become pecuniarily interested in any transaction in which the Company may be interested; contract with or lend money to the Company; or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

                  (i) The Rights Agent may execute and exercise any of the rights or powers vested in it by this Agreement or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment of such attorney or agent.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights under this Agreement if there are reasonable grounds for believing that the repayment of such funds, or adequate indemnification against such risk or liability, is not reasonably assured to it.

                  (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, either has not been completed or indicates an affirmative response to clause 1 or 2 of such certificate, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first obtaining instructions from the Company, as provided in
         Section 19(g).

         Section 20. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail and to the holders of the Rights Certificates by first class mail. If the Rights Agent resigns, is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such registration or incapacity by the resigning or incapacitated Rights Agent or by the holder of any of the Rights (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Right may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States so long as such corporation is authorized to do business as a banking institution, is in good standing, is authorized to exercise corporate trust powers, is subject to supervision or examination by federal or state authorities, and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or is an Affiliate controlled by such corporation. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice of the appointment in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares and the Common Shares. Failure to give any notice provided for in this Section 20 or any defect in such notice shall, however, not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 21. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the Exercise Price, in the number, kind or class of shares or other securities or property purchasable upon exercise of the Rights or in any other provision of this Agreement made in accordance with Section 11, Section 25 or any other provision of this Agreement.

         Section 22. REDEMPTION. (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the 20th calendar day following the Share Acquisition Date, or (ii) the close of business on the Final Expiration Date, redeem all but not less than all of the Rights then outstanding at a redemption price of $.01 for each Right, as adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date of this Agreement (such redemption price being referred to herein as the "REDEMPTION PRICE"). The Company, at its option, may pay the Redemption Price either in Common Shares (based on the "market price" of the Common Shares at the time of redemption, determined in accordance with Section 11(d)), cash or any other form of consideration deemed appropriate by the Board of Directors of the Company. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable upon the occurrence of a Flip-in Event until such time as the Company's right of redemption pursuant to this Section 22(a) has expired.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, without any interest thereon. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to each such holder of a Right in accordance with Section
24. Each such notice of redemption shall state the method by which payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 22 or in connection with the repurchase of Common Shares prior to the Distribution Date.

         Section 23. NOTICE OF CERTAIN EVENTS. If, at any time after the Distribution Date, the Company proposes: (a) to effect any transaction referred to in Section 11(a)(i), 11(b) or 11(c) or to pay any dividend to the holders of Common Shares payable in shares of any class or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend),
(b) to offer to the holders of Common Shares options, warrants or other rights to subscribe for or to purchase any Common Shares (including any securities convertible into or exchangeable for Common Shares) or shares of any other class or any other securities, or options, warrants, convertible or exchangeable securities or other rights, (c) to effect any reclassification of the Preferred Shares or the Common Shares or any recapitalization or reorganization of the Company, or (d) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, the Company shall, in each such case, give to each holder of Rights, in accordance with Section 24, a notice of such proposed action specifying the record date for the purposes of such transaction, dividend or distribution, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares or the Preferred Shares, if any such date is to be fixed. Such notice shall be so given, in the case of any action described in clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Shares or the Preferred Shares for purposes of such action and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of the Common Shares or the Preferred Shares, whichever is the earlier. If a Flip-in Event occurs, the Company shall, in any such case, as soon as practicable thereafter give to each holder of Rights, in accordance with Section 24, a notice of the occurrence of the Flip-in Event and the consequences of the event to holders of Rights under Section 11(a)(ii). The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

         Section 24. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                          Amcast Industrial Corporation
                          7887 Washington Park Drive
                          Dayton, Ohio  45459
                          Attention: Secretary

Subject to the provisions of Section 20, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           First Chicago Trust Company of New York
                           525 Washington Boulevard
                           Suite 4660
                           Jersey City, NJ  07310
                           Attention: Tenders and Exchanges Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 25. SUPPLEMENTS AND AMENDMENTS. The Company from time to time, with the approval of its Board of Directors, may supplement or amend this Agreement without the approval of any holders of Rights in order: (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provision in this Agreement, and (iii) prior to the close of business on the 20th calendar day following the occurrence of a Share Acquisition Date, to make any other change in the provisions of this Agreement that the Board of Directors of the Company deems to be consistent with the purposes of this Agreement and not adverse to the interests of the Company and its shareholders. Upon the delivery of a certificate from an appropriate officer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Section 25, the Rights Agent shall execute such supplement or amendment unless the Rights Agent determines in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Notwithstanding anything to the contrary in this Agreement, prior to the close of business on the 20th calendar day following the occurrence of a Share Acquisition Date, the interests of the holders of Rights shall be deemed to be coincident with the interests of the holders of Common Shares.

         Section 26. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

         Section 27. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including the purpose of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange

Act, as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company or as may be necessary or advisable in the administration of this Agreement, including the right and power (i) to interpret the provisions of this Agreement and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors in good faith shall (i) be final, conclusive, and binding on the Company, the Rights Agent, the holders of Rights and all other parties and (ii) not subject the Board of Directors to any liability to the holders of Rights.

         Section 28. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of Rights any legal or equitable right, remedy, or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of Rights.

         Section 29. GOVERNING LAW. This Agreement and each Rights Certificate issued under this Agreement shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

         Section 30. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 31. DESCRIPTIVE HEADINGS. Descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         Section 32. SEVERABILITY. If any term, provision, covenant, or restriction of or in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of or in this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, except that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 22 of this Agreement shall be reinstated and shall not expire until the close of business on the 20th day following the date of such determination by the Board of Directors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                AMCAST INDUSTRIAL CORPORATION


                                By:  /s/ John H. Shuey
                                    --------------------------------------
                                    Name: John H. Shuey
                                    Title: Chairman, President & CEO


                                FIRST CHICAGO TRUST COMPANY OF
                                  NEW YORK
                                 As Rights Agent


                                By:  /s/ Joanne Gorostiola
                                    --------------------------------------
                                    Name: Joanne Gorostiola
                                    Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------

                           FORM OF RIGHTS CERTIFICATE

         Certificate No. R - _________ __________ RIGHTS NOT EXERCISABLE AFTER FEBRUARY 23, 2008, OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 FOR EACH OF THE RIGHTS ON THE TERMS SET FORTH IN THE RESTATED RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RESTATED RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RESTATED RIGHTS AGREEMENT.] *

                               RIGHTS CERTIFICATE
                               ------------------

         This certifies that _____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Amended and Restated Rights Agreement dated as of February 24, 1998 (the "Restated Rights Agreement") between Amcast Industrial Corporation, an Ohio corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Restated Rights Agreement) and prior to 5:00 P.M. Dayton, Ohio time, on February 23, 2008, at the principal office of the Rights Agent, or of its successor as Rights Agent, or at such other office as the Rights Agent or its successor may designate from time to time for that purpose, one one-hundredths of a fully paid and non-assessable Series A Preferred Share, without par value ("Preferred Share"), of the Company, at a purchase price of ONE HUNDRED DOLLARS ($100.00) per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate, the number of one one-hundredths of a Preferred Share that may be purchased upon exercise of the Rights, and the Purchase Price per one one-hundredth of a Preferred Share set forth above, are the numbers and Purchase Price as of February 24, 1998, based on the Preferred Shares as constituted at such date, and are subject to adjustment as provided in the Restated Rights Agreement.

         If the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Restated Rights Agreement), (ii) a transferee of an Acquiring Person (or of any such
--------

         * The portion of the legend in brackets shall be inserted only if applicable.

Associate or Affiliate) who becomes a transferee after the Acquiring Person became an Acquiring Person, or (iii), under certain circumstances specified in the Restated Rights Agreement, a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person, such Rights shall, when the Acquiring Person becomes an Acquiring Person, become null and void and thereafter no holder hereof shall have any right with respect to such Rights.

         At the close of business on the 20th calendar day following the occurrence of a Share Acquisition Date, each Right becomes the right to purchase one Common Share at an Exercise Price of ONE DOLLAR ($1.00) per share, subject to adjustment in accordance with the Restated Rights Agreement.

         As provided in the Restated Rights Agreement, the Purchase Price, the Exercise Price and the number of Common Shares or kind of other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

         This Rights Certificate is subject to all of the terms, provisions, and conditions of the Restated Rights Agreement, which terms, provisions and conditions are hereby incorporated by reference and made a part of this Rights Certificate. Reference is hereby made to the Restated Rights Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Restated Rights Agreement are on file at the office of the Rights Agent mentioned above.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent or such other office as the Rights Agent may designate from time to time for that purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares or Common Shares as the Right evidenced by the Rights Certificate or Rights Certificates surrendered entitled such holder to purchase. If this Rights Certificate is exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Restated Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company at its option at a redemption price of $.01 for each of the Rights.

         The Company is not required to issue fractional Preferred Shares or Common Shares upon the exercise of any Rights evidenced hereby, but in lieu thereof may deliver depository receipts representing fractional shares (in the case of Preferred Shares only) or may make a cash payment, as provided in the Restated Rights Agreement.

         No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose to be the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Restated Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote in the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in the Restated Rights Agreement), or to receive dividends or subscription rights or otherwise, until the Rights evidenced by this Rights Certificate have been exercised as provided in the Restated Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________________.


ATTEST:                              AMCAST INDUSTRIAL CORPORATION


                                     By:
                                         ----------------------------------
                                     Title:
Countersigned:

--------------------------------


By:
    ----------------------------
      Title

                      [Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                 (To be executed by the registered holder if the
               holder desires to transfer the Rights Certificate)

         FOR VALUE RECEIVED ______________________________ hereby sells, assigns, and transfers unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ___________________ as attorney, to transfer the Rights Certificate on the books of Amcast Industrial Corporation, with full power of substitution.

Dated:
      ----------------------------


----------------------------------
Signature

Signature Guaranteed:

                                   CERTIFICATE
                                   -----------

                       (Applicable to Form of Assignment)


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Restated Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
       ----------------------                ---------------------------------
         Signature


                                     Notice
                                     ------

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without any alteration or change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                    (To be executed if the holder desires to
                        exercise the Rights Certificate)

To Amcast Industrial Corporation:

         The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Rights Certificate to purchase the one one-hundredths of a Preferred Share or Common Shares or other securities issuable upon the exercise of such Rights and requests that certificates therefor be issued in the name of:

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Please insert social security or other identifying number:
                                                         ----------------------

If such number of Rights are not all of the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:



--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------



Please insert social security or other identifying number:
                                                          ---------------------

Dated:
       --------------------   --------------------------------------------------
                              Signature
                              (Signature must conform in all respects to name of the holder as specified on the face of this Rights
                              Certificate)

Signature Guaranteed:

                                   CERTIFICATE
                                   -----------

                  (Applicable to Form of Election to Purchase)


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Restated Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:              ,
       ------------- ------          ------------------------------------------
                                     Signature


                                     NOTICE
                                     ------

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the fact of this Rights Certificate in every particular, without any alteration or change whatsoever.

                                                                       Exhibit B
                                                                       ---------


                                SUMMARY OF RIGHTS

         The Board of Directors of Amcast Industrial Corporation (the "Company") in February 24, 1988 declared a dividend consisting of rights to purchase one one-hundredth of a Series A Preferred Share, without par value, of the Company ("Preferred Share"). One right was distributed with respect to each Common Share of the Company outstanding on February 25, 1988, the record date for the distribution. Rights have been and will continue to be distributed with Common Shares issued by the Company after the record date but before the expiration of the rights or the occurrence of a "flip-in" event, as described below.

         When the rights become exercisable, the holder of a right will be entitled to purchase one one-hundredth of a Preferred Share for ONE HUNDRED DOLLARS ($100.00) for each right owned. The rights will become exercisable (1) at the close of business on the earlier of the 20th calendar day after a public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding Common Shares (a "share acquisition date") or (2) any earlier date designated by the Company's Board of Directors.

         Until the rights become exercisable, they will trade with the Common Shares, and any transfer of Common Shares also will constitute a transfer of the associated rights. When the rights become exercisable, they will begin to trade separate and apart from the Common Shares. At that time, separate certificates representing the rights will be mailed to holders.

         Twenty days after a "share acquisition date," each of the rights will "flip-in" and will become the right to purchase one Common Share of the Company for ONE DOLLAR ($1.00) per share. Upon the occurrence of such a "flip-in" event, those rights held by any person or group that beneficially owns 15% or more of the outstanding Common Shares, together with rights held by certain transferees of any such person or group, will become void.

         The exercise price, and the number of one one-hundredths of a Preferred Share (or Common Shares) that may be purchased upon exercise of the rights are subject to adjustment from time to time to prevent dilution.

         The Board of Directors may redeem the rights for $.01 per right at any time before the 20th calendar day following a "share acquisition date" or the earlier expiration of the rights.

         The terms of the rights are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as rights agent. The provisions of the Rights Agreement may be amended by the Board of Directors to cure any ambiguity or correct any defect or inconsistency. Prior to the close of business on the 20th calendar day following the occurrence of a "share acquisition date," the Rights Agreement also may be amended to make any other change that the Board of Directors deems to be consistent with the purposes of the Rights Agreement and not adverse to the interests of the Company and its shareholders.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission. A copy of the Rights Agreement also is available from the Company free of charge. This summary of the rights is not complete and is qualified in its entirety by reference to the Rights Agreement.






                                       B-2